Christiane ERNÉ Route Loex 175 CH - 1233 Bernex	Geneva, November 30, 2006

                                 SES SA
                                 Mr. JC HADORN
                                 Route de Saint-Julien 129
                                 CH - 1228 Plan les Ouates

Mr.President:

I hereby confirm to you that I am granting irrevocably to SES Switzerland a loan in the amount of CHF 2,700,000 (two million seven hundred thousand Swiss Francs) at an annual interest rate of 4.5%, with interest payable quarterly.

This loan shall be made to you upon starting the construction of the building located at Plan les Ouates and shall have a term of two years.

In the meantime, I remain,

Sincerely

Geneva, November 30, 2006 for all legal purposes.

/signed/
Christiane Erné